Exhibit 99.1





NEWS: For release Tuesday, February 17, 2004

    Contact: Christine Messina-Boyer
    Office: 732-544-5712
    Cell: 703-217-2707

                     MILLENNIUM CELL REPORTS Q4 2003 RESULTS

Eatontown, NJ--February 17, 2004 --Millennium Cell Inc. (NASDAQ: MCEL), a leading technology development company that has created a proprietary technology to safely store, generate and deliver pure hydrogen, today reported a net loss for the quarter ended December 31, 2003 of $2.9 million, or 8 cents per share as compared to $3.6 million or 12 cents in the same period of 2002. Revenue for the full year 2003 was $0.5 million, compared to $0.7 million in revenue in 2002.

         "2003 was the year that we successfully refocused Millennium Cell's resources and Hydrogen on Demand(TM) technology toward nearer-term commercial markets in consumer electronics, standby power, and military portable power," said Dr. Stephen S. Tang, Millennium Cell President, CEO, and Acting CFO. "In addition, we increased our efforts to obtain government funding to offset significant portions of our research and development costs. As a consequence of this strategy, we pursued fewer opportunities for the sale of prototype Hydrogen on Demand(TM) systems for primary propulsion automotive applications in 2003 then we did in 2002, and therefore realized less revenue from these sources in 2003 and more revenue from technology platforms designed for consumer electronics and standby power applications."

         "In January 2004, we announced the signing of a $10 million convertible financing. Initially, $6 million will be made available in the form of unsecured convertible debentures, with $4 million in additional unsecured debentures available at the company's option. This financing provides increased flexibility to execute our business plan," he said.

         Tang further highlighted 2003 successes with partner Samsung in the development of Hydrogen on Demand(TM) fuel systems for consumer electronic products; the awarding of a DOE funding grant for research with partner Air Products & Chemicals Inc; a successful maritime demonstration with Seaworthy Systems, Anuvu and Duffy Electric Boat; and national recognition in Forbes magazine as an "unsung hero" in wireless technology.

         "At the core of our business model that targets licensing and royalty income is our intellectual property and know how. In 2003, Millennium Cell was awarded five new U.S. patents, including a core technology platform patent covering Hydrogen on Demand(TM) technology (U.S. Patent 6,534,033) and several patents on improved syntheses of sodium borohydride," Tang said.

         A conference call to discuss fourth quarter results is scheduled for Tuesday, February 17, at 8:30 a.m., EDT. Interested parties may listen to the live teleconference by dialing 1-800-613-3456 (accessible from the U.S. and Canada) and entering pass code 01181. A re-broadcast will be available beginning Tuesday, February 17 at 1:00 pm EDT and continuing to 5:00 pm EDT on Wednesday, February 18, by dialing 1-888-746-9439.

About Millennium Cell

Founded in 1998, Millennium Cell is based in Eatontown, NJ, and has developed a multi-faceted patent portfolio, which the company is pursuing in the United States and internationally surrounding a proprietary process called Hydrogen on Demand(TM). The Hydrogen on Demand(TM) system safely generates pure hydrogen from environmentally friendly raw materials. In the process, the energy potential of hydrogen is carried in the chemical bonds of sodium borohydride, which in the presence of a catalyst releases hydrogen. The primary input components of the reaction are water and sodium borohydride, a derivative of borax. Borax is found in substantial natural reserves globally. Hydrogen from this system can be used to power fuel cells or fed directly to internal combustion engines. Millennium Cell also has a patented design for boron-based longer-life batteries. For more information visit www.millenniumcell.com or call 866-532-2783.

Cautionary Note Regarding Forward-looking Statements:

This press release may include statements that are not historical facts and are considered "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Millennium Cell's current views about future events and financial performance. These forward-looking statements are identified by their use of terms and phrases such as "believe," "expect," "plan," "anticipate", "on target" and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from Millennium Cell's expectations, and Millennium Cell expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to, the following: (i) the cost and timing of development and market acceptance of Millennium Cell's hydrogen fuel storage and delivery system, (ii) the cost and commercial availability of the quantities of raw materials required by the hydrogen fuel storage and delivery systems, (iii) competition from current, improving and alternative power technologies, (iv) our ability to raise capital at the times, in the amounts and at the costs and terms that are acceptable to fund the development and commercialization of our hydrogen fuel storage and delivery system, (v) our ability to protect our intellectual property, (vi) our ability to achieve budgeted revenue and expense amounts and (vii) other factors detailed from time to time in Millennium Cell's filings with the Securities and Exchange Commission. We believe that Adjusted Net Loss, which excludes both non-cash interest and non-cash equity charges, is a more meaningful financial measure to compare to prior periods as it is a better indicator of cash spending and is also how management views the business internally.


Millennium Cell Inc.
(a development stage enterprise)
(dollars in millions, except per share amounts)

                                                            Three Months Ended               Fiscal Year Ended
                                                            ------------------               -----------------
Statement of Operations (1)                               Dec., 03    Dec., 02              Dec., 03    Dec., 02
                                                          --------    --------              --------    --------
Revenue                                                   $    0.1    $    0.2              $    0.5    $    0.7
Cost of revenue                                                0.1         0.2                   0.4         0.7
Gross margin
                                                                 -           -                   0.1           -
Product development and marketing                              1.3         1.3                   5.3         5.8
General and administrative                                     1.0         0.7                   3.8         4.1
Non-cash charges                                              (0.2)        1.0                   2.2         4.1
Restructuring expense                                            -           -                     -         0.1
Depreciation and amortization                                  0.2         0.2                   0.7         0.7
Research and development                                       0.2         0.4                   1.0         1.5
                                                               ---         ---                   ---         ---
Total operating expenses                                  $    2.5    $    3.5              $   12.9    $   16.3
                                                            ======      ======                ======      ======


Loss from operations - as reported                            (2.5)       (3.5)                (12.9)      (16.3)
Loss from operations - adjusted (2)                           (2.7)       (2.5)                (10.7)      (12.1)
Interest expense (income) (3)                                  0.6           -                   2.9        (0.3)
Equity in losses of affiliates                                   -         0.4                   0.5         0.4
                                                               ---         ---                   ---         ---
Loss before income taxes                                  $   (3.1)   $   (3.8)             $  (16.3)   $  (16.3)
Benefit from income taxes (4)                                  0.2         0.2                   0.2         0.2
Net loss - as reported                                    $   (2.9)   $   (3.6)             $  (16.1)   $  (16.1)
Net loss per share                                        $   (0.08)  $   (0.12)               $(0.51)  $    0.58)
Weighted-average number of shares outstanding                 34.6        28.4                  31.6        28.0

Reconciliation of Net Loss to Adjusted Net Loss:
Net loss - as reported                                    $   (2.9)   $   (3.6)             $  (16.1)   $  (16.1)
Less: Non-cash charges                                        (0.2)        1.0                   2.2         4.1
                                                              ----         ---                   ---         ---
Net loss - adjusted (2)                                   $   (3.1)   $   (2.6)             $  (13.9)   $  (11.9)

Net loss per share - adjusted (2)                         $   (0.09)  $   (0.09)            $   (0.44)  $   (0.43)


(1) Amounts may not foot due to rounding.

(2) Excludes non-cash charges.

(3) In the fourth quarter of 2003, the Company determined that non-cash interest expense was overstated by approximately $.01 per share in each of the first three quarters of 2003.  Accordingly, non-cash interest expense was cumulatively adjusted in the fourth quarter.
   Management believes the impact to each of the quarters was not material and will be disclosed in the Company's Form 10K.

(4) Certain prior year amounts have been reclassified to be consistent with current year presentation.



Millennium Cell Inc.
(a development stage enterprise)
(dollars in millions)


Condensed Balance Sheet (1)                           Dec., 03    Dec., 02
                                                      --------    --------
Unrestricted cash (2)                                  $ 6.0        $ 8.0
Restricted cash (3)                                      3.0          3.0
Other assets                                             2.0          3.2
                                                         ---          ---
Total assets                                           $11.0       $ 14.2
                                                  ------------------------

Secured debentures, net of discount                    $ 2.4        $ 2.4
Unsecured debentures, net of discount                    0.7          3.0
Other liabilities                                        0.9          1.5
Stockholders' equity                                     7.0          7.3
                                                         ---          ---
Total liabilities and stockholders' equity             $11.0       $ 14.2
                                                  ------------------------



(1) Amounts may not foot due to rounding.

(2) Decrease in cash from $8.0 (Dec., 02) to $6.0 (Dec., 03) was $2.0 million: ($9.8) cash operating loss
    + ($0.1) working capital + ($0.3) investment in affiliate + ($0.1) patents + ($0.3) deferred financing costs + (0.1) other financing activities and $8.5 impact of PIPE financing.

(3) Restricted cash is collateral for secured debentures and facility lease.